UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2011
HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
Horizon Lines, Inc. (the “Company”) has begun conducting meetings with customers, vendors and others to discuss the Company’s daily operations and its commitment to customer service excellence. In connection with these meetings, the Company has disclosed that the vast majority of its customers have indicated that they will continue to rely on the Company for shipping services at the same levels as prior to the Company’s filing of its 2010 Form 10-K on March 28, 2011 which included a going concern modification to its unqualified audit opinion. In addition, the Company has disclosed that it is experiencing a slight improvement in its accounts receivable aging through the end of the first quarter. This information has not previously been disclosed in reports filed by the Company with the Securities and Exchange Commission.
This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the disclosure. The Company does not intend to update this disclosure or release similar information in the future. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.
The information in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SAFE HARBOR STATEMENT
     The information contained in this Current Report on Form 8-K (including the exhibits hereto) should be read in conjunction with our filings made with the Securities and Exchange Commission. This Current Report on Form 8-K (including the exhibits hereto) contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,”

“targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.
     All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
     Factors that may cause actual results to differ from expected results include:
•	our ability to maintain adequate liquidity to operate our business,

•	our ability to repay or extend our indebtedness when it becomes due or if maturity is accelerated,

•	our ability to obtain waivers or reach agreements with respect to indebtedness that we expect to default upon during the second and third quarter of 2011,

•	volatility in fuel prices

•	cyclical nature of international shipping industry and resulting volatile changes in freight rates,

•	decreases in shipping volumes,

•	our ability to continue as a going concern,

•	failure to comply with the terms of our probation imposed by the court in connection with our plea relating to antitrust matters,

•	any new developments relating to antitrust matters in any of our trades,

•	failure to resolve or successfully defend pending and future civil antitrust claims in Puerto Rico,

•	our ability to integrate new management and retain existing management,

•	government investigations related to recordkeeping and reporting requirements for ship generated pollution and any other government investigations and legal proceedings,

•	suspension or debarment by the federal government

•	international regulatory and currency environment,

•	compliance with safety and environmental protection and other governmental requirements,

•	the successful start-up of any Jones-Act competitor,

•	increased inspection procedures and tighter import and export controls,

•	repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act,

•	catastrophic losses and other liabilities,

•	the arrest of our vessels by maritime claimants,

•	severe weather and natural disasters, or

•	the aging of our vessels; unexpected substantial dry-docking costs for our vessels.
     In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this Form 8-K might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 26, 2010 for a more complete discussion of the above mentioned risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: April 11, 2011	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President and Chief Financial Officer